JOINT INSURED FIDELITY BOND AGREEMENT

Agreement made as of June 18, 2020 by and among each investment company listed on Schedule I hereto.

W I T N E S S E T H:

WHEREAS, each Insured is an investment company (each, a "Fund" and collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, each Insured is covered as a joint insured under the Investment Company Fidelity Bond (the "Bond") written by Federal Insurance Co. (Policy No. 82484868) in the amount of $3,475,000;

WHEREAS, the parties have entered into this Agreement to comply with Rule 17g-1 promulgated by the Securities and Exchange Commission under the 1940 Act.

NOW THEREFORE IT IS HEREBY AGREED:

1.                   If any recovery is received under the Bond as a result of a loss sustained by one or more Funds, each Fund shall receive an equitable and proportionate share of the recovery, but such recovery shall at least equal the amount which the Fund would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

2.                   This Agreement shall be binding upon and shall inure to benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CPG CARLYLE COMMITMENTS FUND, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

CPG CARLYLE COMMITMENTS MASTER FUND, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

CPG FOCUSED ACCESS FUND, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

CPG VINTAGE ACCESS FUND, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

CPG VINTAGE ACCESS FUND II, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

CPG VINTAGE ACCESS FUND III, LLC

By: /s/ Michael Mascis
Name: Michael Mascis Title: Authorized Person

SCHEDULE I

Name of Fund

CPG Carlyle Commitments Fund, LLC
CPG Carlyle Commitments Master Fund, LLC
CPG Focused Access Fund, LLC
CPG Vintage Access Fund, LLC
CPG Vintage Access Fund II, LLC
CPG Vintage Access Fund III, LLC